UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2023

My City Builders, Inc.
(Exact name of Registrant as specified in its charter)

Nevada	000-55233	27-3816969
(State or other Jurisdiction of Incorporation or organization)	(Commission File Number)	(IRS Employer I.D. No.)

100 Biscayne Blvd., #1611

Miami, FL 33132

Phone: (786) 553-4006

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule l4a- l2 under the Exchange Act (17 CFR 240. l4a- l2)

☐   Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240. l4d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. l3e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 31, 2023, the Company changed its corporate name to My City Builders, Inc., through the merger of the Company with its wholly owned subsidiary, My City Builders, Inc., a Nevada corporation (the “Subsidiary”). Pursuant to an agreement and plan of merger between the Company and the Subsidiary, the Subsidiary was merged with and into the Company and the Company’s name was changed to My City Builders, Inc. The only change to the Company’s articles of incorporation was the change of the Company’s corporate name. Pursuant to the Nevada Revised Statutes (NRS) 92A.180, the merger did not require stockholder approval. The change of name will take place in the marketplace upon approval by FINRA.

Item 9.01 Financial Statements and Exhibits

(d) The exhibits listed in the following Exhibit Index are filed as part of this report:

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated 01/31/23

3.1	Articles of Merger of My City Builders, Inc., into the Company

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SIGNATURES

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iMine Corporation

By:	/s/Yolanda Goodell	February 01, 2023
	Yolanda Goodell	Date
Its: Vice President

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